Exhibit 3.19

State of California Secretary of State

I, DEBRA BOWEN, Secretary of State of the State of California, hereby certify:

That the attached transcript of 10 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of
MAY 10 2008

/s/ Debra Bowen
DEBRA BOWEN Secretary of State

Sec/State Form CE 108 (REV 1/2007)	OSP 06 99733

1021225

ARTICLES OF INCORPORATION OF GREINER ACQUISITION CORP.

The undersigned incorporator for the purpose of forming a corporation under the General Corporation Law of the State of California, hereby certifies:

I

The name of the corporation is

Greiner Acquisition Corp.

II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name and address in this state of the corporation’s initial agent for service of process is

James D. Ludwig 11440 San Vicente Boulevard Los Angeles, CA 90049

IV

The corporation is authorized to issue 100,000 shares of one class which shall be designated “Common Stock.”

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation.

/s/ William E. Guthner, Jr.
William E. Guthner, Jr.,
Sole Incorporator

The undersigned, William E. Guthner, Jr., hereby declares that he is the person who executed the foregoing Articles of Incorporation and that the instrument is his act and deed.

Executed this 23rd day of March, 1981 at Los Angeles, California.

/s/ William E. Guthner, Jr.
William E. Guthner, Jr.,

1021225                                                             A231666

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

ROY GRABOFF and JAMES D. LUDWIG certify that:

1. They are the president and secretary, respectively, of GREINER ACQUISITION CORP., a California corporation.

2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

“The name of this corporation is GREINER ENGINEERING SCIENCES, INC.”

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 26,000 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

/s/ Roy Graboff
Roy Graboff, President

/s/ James D. Ludwig
James D. Ludwig, Secretary

The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge. Executed at Los Angeles, California on the 9th day of April, 1981.

/s/ Roy Graboff
Roy Graboff

/s/ James D. Ludwig
James D. Ludwig

1021225 [ILLEGIBLE] A331057

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

GREINER ENGINEERING SCIENCES, INC.

Pursuant to the provisions of General Corporation Law of the State of California, the undersigned corporation hereby certifies that James E. Sawyer and Robert Costello, President and Secretary, respectively, of the corporation, have been duly authorized to execute and cause to be filed with the proper authorities this Certificate of Amendment and announces the following Certificate of Amendment to the Articles of Incorporation:

Article I. The name of the corporation is Greiner Engineering Sciences, Inc.

Article II. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on March 12, 1987, and approved by the Board of Directors on March 12, 1987:

Article I of the Articles of Incorporation is hereby amended so as to read as follows:

I.

The name of the corporation is Greiner, Inc. Southern.

Article III. The number of shares of the corporation outstanding at the time of such adoption was 46,000 and the number of shares entitled to vote thereon was 46,000.

Article IV. The holder of all of the shares outstanding and entitled to vote on said amendment has signed a consent in writing adopting such amendment.

DATED: March 12, 1987.

GREINER ENGINEERING SCIENCES, INC.

By:	/s/ James E. Sawyer
James E. Sawyer, President

By:	/s/ Robert Costello
Robert Costello, Secretary

Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct. Executed at Irving, Texas, on March 12, 1987.

/s/ James E. Sawyer
James E. Sawyer

/s/ Robert Costello
Robert Costello

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared James E. Sawyer and Robert Costello, who being first by me duly sworn, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said Greiner Engineering Sciences, Inc., a California corporation, and that they executed the same as the act of said corporation for the purposes and consideration therein expressed, and in the capacities therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 12th day of March, 1987.

/s/ Linda L. Funk
Notary Public in and for the State of Texas

LINDA L. FUNK
[ILLEGIBLE]
COMMISSION EXPIRES 9-30-88

My Commission Expires:

9-30-88

1021225                                                              A483292

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF GREINER, INC. SOUTHERN (a California corporation)

To The Secretary of State

State of California

Pursuant to the provisions of the General Corporation Law of the State of California, the undersigned officers of the corporation hereinafter named do hereby certify as follows:

1. The name of the corporation is Greiner, Inc. Southern.

2. Article I of the corporation’s Articles of Incorporation, which relates to the name of the corporation, is hereby amended so as to read as follows:

“The name of the corporation is URS Greiner, Inc. Southern.”

3. The amendment herein provided for has been approved by the corporation’s Board of Directors.

4. The amendment herein provided for was approved by the required written consent of the corporation’s sole shareholder in accordance with the provisions of Section 902 of the General Corporation Law.

The corporation’s total number of shares which were outstanding and entitled to vote or to furnish written consent with respect to the amendment herein provided for at the time of the approval thereof is 26,000, all of which are of one class.

The percentage vote of the number of the aforesaid outstanding shares which is required to vote or furnish written consent in favor of the amendment herein provided for is more than 50%.

The number of the aforesaid outstanding shares which voted or furnished a written consent in favor of the amendment herein provided for is 26,000, and said number exceeded the percentage of the vote or written consent required to approve the said amendment.

21164781 102896	1.

Signed on 10/3, 1996

/s/ Robert L. Costello

Robert L. Costello,
President

Signed on 10/10, 1996

/s/ Melissa K. Holder

Melissa K. Holder, Secretary

On this 3rd day of October, 1996, in the City of San Francisco in the State of California, the undersigned does hereby declare under the penalty of perjury that he signed the foregoing Certificate of Amendment of Articles of Incorporation in the official capacity set forth beneath his signature, and that the statements set forth in said certificate are true of his own knowledge.

/s/ Robert L. Costello

Robert L. Costello,
President

On this 10 day of October, 1996, in the City of Fort Worth in the State of Texas, the undersigned does hereby declare under the penalty of perjury that she signed the foregoing Certificate of Amendment of Articles of Incorporation in the official capacity set forth beneath her signature, and that the statements set forth in said certificate are true of her own knowledge.

/s/ Melissa K. Holder

Melissa K. Holder,
Secretary

21164701 092096	2.

A0514383

#10 21225 CERTIFICATE OF AMENDMENT OF URS GREINER, INC. SOUTHERN

Joseph Masters and Carol Brummerstedt certify that:

1. They are the Vice President and Assistant Secretary of URS Greiner, Inc. Southern.

2. Article “I” of the Articles of Incorporation of this corporation is amended to read as follows:

ARTICLE “I”: The name of the corporation is

URS GREINER WOODWARD-CLYDE, INC. SOUTHERN.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of stockholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 26,000 The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: August 11, 1998

/s/ Joseph Masters
Joseph Masters, Vice President

/s/ Carol Brummerstedt
Carol Brummerstedt, Asst. Secretary

A0543563

#1021225 CERTIFICATE OF AMENDMENT OF URS GREINER WOODWARD-CLYDE, INC. SOUTHERN * * *

Joseph Masters and Carol Brummerstedt certify that:

1. They are the Vice President and Assistant Secretary of URS Greiner Woodward-Clyde, Inc. Southern.

2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

ARTICLE I: The name of the corporation is

URS CORPORATION SOUTHERN.

3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of stockholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 26,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: April 7, 2000

/s/ Joseph Masters
Joseph Masters, Vice President

/s/ Carol Brummerstedt
Carol Brummerstedt
Assistant Secretary

April 13, 2000

Secretary of State

1500 11th Street

Sacramento, California 95614

Re:	URS GREINER WOODWARD-CLYDE, INC. SOUTHERN

change of name to:

URS CORPORATION SOUTHERN

California Domestic

Dear Sir:

The undersigned corporation hereby consents to the use of the corporate name “URS Corporation Southern” by the referenced corporation for doing business in the State of California.

If you have any questions or require further information, please contact me at the telephone number listed below.

Very truly yours,

URS CORPORATION

By:	/s/ Carol Brummerstedt
Carol Brummerstedt, Assistant Secretary

URS Corporation 100 California Street, Suite 500 San Francisco, CA 94111 4529 Tel: 415.774.2700 Fax: 415.398.1905